 Exhibit 99.1
RumbleOn Reports First Quarter 2020 Results

Total Revenue Growth of approximately 14% Quarter over Quarter

Demonstrates Continued Progress towards Profitability

DALLAS – RumbleOn (NASDAQ: RMBL), the e-commerce company using innovative technology to simplify how dealers and consumers buy, sell, trade or finance pre-owned vehicles, today announced financial results for the three months ended March 31, 2020.

“Consistent with the goals we outlined last fall, we have taken prescriptive measures to drive gross margin expansion, gross profit per unit improvements and reduce operating expenses. We had a strong start to the year, with January and February tracking in line with our expectations as our initiatives, including opportunistically building inventory in Q4 for the anticipated acceleration in sales in 2020, began to pay off. Beginning in March, the industry - and our business - experienced imbalances in both supply and demand. We were decisive and quick to take action to protect our business through prudent management of our financial resources from the onset of the pandemic,” commented RumbleOn CEO Marshall Chesrown.

“We are seeing a rebound in demand, consistent with others in our industry. While we anticipate significant improvements from the low volume experienced industry wide in April and May, we expect continued fluctuations in market trends and will maintain our conservative approach to sales volume while closely monitoring market conditions.

“Looking ahead, we are focused on the successful launch of the third generation of RumbleOn.com in Q3, which will improve powersport dealers’ ability to compete in a meaningful manner in online-only transactions while expanding RumbleOn’s opportunities for monetization, and furthering our advanced discussions with potential strategic alliances. RumbleOn is still in its early days, and we look forward to years of innovation ahead of us.”

Chesrown continued, “Our nimble business model enabled us to make operational changes necessary to withstand the deepest demand slowdown the vehicle market has probably ever seen, and we believe that the actions we took during this time will enable us to emerge in as strong a position as ever. We are committed to making sustainable improvements to SG&A and GPU as we execute on our strategy to become the first online vehicle provider to achieve profitability.”

First Quarter 2020 Financial Highlights

●
Total vehicle unit sales of 7,420
●
Total revenue was $144.4 million, up 13.8% from Q4 of 2019
o
Powersports revenue was $23.1 million, up 39.2% from Q4 of 2019
o
Automotive revenue was $114.2 million, up 8.6% from Q4 of 2019
o
Transportation revenue was $7.1 million, up 37.4% from Q4 of 2019
●
Gross profit was $(1.3) million or (0.9%), net of $11.7 million non-cash inventory impairment loss, and $1.2 million for net realizable value adjustments for inventory. Gross profit for Q4 of 2019 was $9.0 million. See the section titled “Impairment and Net Realizable Value Adjustments” below for additional details.
●
Adjusted gross profit was $11.6 million, excluding the $12.9 million in impairment and net realizable value adjustments for inventory. Adjusted gross margin was 8.1%. See the section titled “Impairment and Net Realizable Value Adjustments” below for additional details.
o
Gross margin on vehicles sold was 6.8%
o
Powersports gross profit per vehicle sold was $1,039, a 13.8% increase from Q4 of 2019 and up 8.2% from Q1 2019
o
Automotive gross profit per vehicle sold was $1,379, a 11.3% increase from Q4 of 2019 and up 28.7% from Q1 2019
●
Sales, general and administrative expenses were $18.1 million, a decrease of 18.5% from $22.2 million in Q4 of 2019
●
Operating loss was $19.9 million
●
Net Loss was $22.0 million
●
Adjusted EBITDA loss of $6.5 million
●
Net loss per share was ($10.77) based on 2,046,423 basic and fully diluted Class B shares. On May 20, 2020, RumbleOn effected a one-for-twenty reverse stock split of its issued and outstanding Class A Common Stock and Class B Common Stock. Following the reverse stock split, the Company has outstanding 50,000 shares of Class A Common Stock and approximately 2,162,696 shares of Class B Common Stock

Adjusted gross profit, adjusted gross margin and Adjusted EBITDA are non-GAAP financial measures. Reconciliations of non-GAAP financial measures used in this release are provided in the attached financial tables.

Second Quarter 2020 Commentary and Outlook

RumbleOn experienced the bottom of the downturn in mid-April, with the largest unit sales decline and its lowest level of inventory acquisition during the quarter. By the end of April conditions began improving slowly and ramping up more quickly as the month of May progressed. Total unit sales for the month of April were down 66% from January levels. The velocity of the rebound in May and thus far through June has been higher than expected and with the return of demand, our acquisition of inventory has accelerated. In May, unit sales increased more than 22% from April’s lows, and based on initial June month-to-date results the Company is expecting a 26% increase in month-over-month unit sales in June as compared to April. Though current monthly unit volumes experienced are still below January and February, preliminary results for3 the month of June show the highest gross margin on units sold in the Company’s history and significant operating income improvement from prior periods.

“Our results reflect progress we are making on our objective of a more disciplined approach to sales volume as we take prescriptive steps to achieve our goal of accelerating profitability. We intend to continue our disciplined approach to unit sales in favor of margin enhancements. Although we are optimistic, we remain cautious. We expect continued fluctuations in market trends that will impact our business throughout the remainder of this year and don't anticipate sales level getting completely back to normal until potentially late in the year or early 2021. We are committed to our goal of achieving profitability through margin expansion and SG&A improvements and we continue to believe we will be the first in our industry to reach profitability,” concluded Chesrown.

Given the uncertainty of the ongoing impact and unprecedented conditions surrounding the COVID-19 pandemic, we cannot predict the overall effect to RumbleOn, our customers, regional business partners, and others that we work with. As a result, we believe it is prudent to withhold guidance for the back half of the year until we can better gauge market conditions and have a clearer understanding of the lasting impact from the COVID-19 pandemic.

Impairment and Net Realizable Value Adjustments

The $12.9 million impairment and net realizable value adjustments to the March 31, 2020 inventory include:

(i) The $11.7 million non-cash inventory impairment loss which included $4.5 million of cost for vehicles that were a total loss and $7.3 million for loss in value of vehicles partially damaged and subject to repair. Under ASC 330 the impairment loss is reported in cost of revenue in the March 31, 2020 condensed consolidated statements of operations. The Company has not recorded any recoveries that are expected to be received from the insurance carrier since the final amount and timing of the recovery has not been determined. Any such recovery would be reported as a separate component of income from continuing operations in the period in which such recovery is recognizable. The Company maintains insurance coverage for damage to its facilities and inventory, as well as business interruption insurance. The Company continues in the process of reviewing damages and coverages with its insurance carriers.

(ii) The $1.2 million for the write down of vehicle inventory to the lower of cost or net realizable value at March 31, 2020. The write down included $878,542 of adjustments for automotive and $340,268 for adjustments for powersports and resulted from the negative impact on our sales channels from COVID-19 and related effects of sheltering-in-place and significantly reduced commercial activity.

Conference Call Details

RumbleOn’s management will host a conference call to discuss its financial results on Monday, June 29, 2020 at 8:30 a.m. Eastern Time. A live webcast of the call can be accessed from RumbleOn’s Investor Relations website. An archived version will be available on the website after the call. Investors and analysts can participate in the conference call by dialing (833) 968-2268, or (778) 560-2644 for callers outside of North America (conference ID: 8073057). A telephonic replay will be available for seven days, beginning two hours after the call. To listen to the replay please dial (800) 585-8367, or (416) 621-4642 for callers outside North America (conference ID: 8073057).

About RumbleOn

RumbleOn (NASDAQ: RMBL) is an e-commerce company that uses innovative technology to simplify how dealers and customers buy, sell, trade, or finance pre-owned vehicles through RumbleOn’s 100% online marketplace. Leveraging its capital-light network of 17 regional partnerships and innovative technological solutions, RumbleOn is disrupting the old-school pre-owned vehicle supply chain by providing users with the most efficient, timely and transparent transaction experience. For more information, please visit http://www.rumbleon.com.

Non-GAAP Financial Measures

As required by the rules of the Securities and Exchange Commission ("SEC"), we provide reconciliations of the non-GAAP financial measures contained in this press release to the most directly comparable measure under GAAP, which are set forth in the financial tables attached to this release. Non-GAAP financial measures for the three months ended March 31, 2020 used in this release include: adjusted gross profit, adjusted gross margin and adjusted EBITDA.

Adjusted gross profit, adjusted gross margin, and adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity. Non-GAAP financial measures are not necessarily calculated the same way by different companies and should not be considered a substitute for or superior to U.S. GAAP.

Adjusted gross profit is defined as gross profit adjusted to add back non-cash impairment loss on damage sustained on automotive inventory and the write down of inventory at March 31, 2020 to net realizable value due to the adverse impacts of the COVID-19 pandemic resulting from practices implemented to combat COVID-19, such as social distancing and shelter-in-place policies, as these charges are not considered a part of our core business operations and are not an indicator of ongoing, future company performance. Adjusted gross margin represents adjusted gross profit as a percentage of revenue.

Adjusted EBITDA is defined as net loss adjusted to add back interest expense including debt extinguishment and depreciation and amortization, and certain charges and expenses, such as non-cash compensation costs, acquisition related costs, derivative income, financing activities, litigation expenses, severance, new business development costs, technology implementation costs and expenses, and facility closure and lease termination costs, as these charges and expenses are not considered a part of our core business operations and are not an indicator of ongoing, future company performance.

Adjusted gross profit, adjusted gross margin and adjusted EBITDA is one of the primary metrics used by management to evaluate the financial performance of our business. We present adjusted gross profit, adjusted margin, and adjusted EBITDA because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. Further, we believe it is helpful in highlighting trends in our operating results, because it excludes, among other things, certain results of decisions that are outside the control of management, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure and capital investments.

Cautionary note regarding forward looking statements

This press release may contain “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on the Company’s expectations as of the date of this report and speak only as of the date of this report and are advised to consider the factors listed under the heading “Forward-Looking Statements” and “Risk Factors” in the Company’s SEC filings, as may be updated and amended from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

RumbleOn, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	As of March 31, 2020	As of December 31, 2019
ASSETS
Current assets:
Cash	$2,484,169	$49,660
Restricted cash	5,502,322	6,676,622
Accounts receivable, net	8,242,025	8,482,707
Inventory	55,408,531	57,381,281
Prepaid expense and other current assets	1,369,648	1,210,474
Total current assets	73,006,695	73,800,744

Property and equipment, net	6,172,886	6,427,674
Right-of-use asset	5,815,328	6,040,287
Goodwill	26,886,563	26,886,563
Other assets	82,648	237,823
Total assets	$111,964,120	$113,393,091

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and other accrued liabilities	$10,235,472	$12,421,094
Accrued interest payable	1,183,623	749,305
Current portion of convertible debt	1,156,911	1,363,590
Current portion of long-term debt	62,799,557	59,160,970
Total current liabilities	75,375,563	73,694,959

Long-term liabilities:
Note payable	-	1,924,733
Convertible Debt	26,082,706	20,136,229
Derivative liabilities	137,488	27,500
Other long-term liabilities	4,968,931	4,722,101
Total long-term liabilities	31,189,125	26,810,563

Total liabilities	106,564,688	100,505,522

Commitments and contingencies

Stockholders' equity:
Class B Preferred stock, $0.001 par value, 10,000,000 shares authorized, 0 and 0 shares issued and outstanding as of March 31, 2020 and December 31, 2019	-	-
Common A stock, $0.001 par value, 50,000 shares authorized, 50,000 shares issued and outstanding as of March 31, 2020 and December 31, 2019	50	50
Common B stock, $0.001 par value, 4,950,000 shares authorized, 2,151,166 and 1,111,681 shares issued and outstanding as of March 31, 2020 and December 31, 2019	2,151	1,112
Additional paid in capital	106,817,379	92,268,213
Accumulated deficit	(101,420,148)	(79,381,806)
Total stockholders' equity	5,399,432	12,887,569

Total liabilities and stockholders' equity	$111,964,120	$113,393,091

RumbleOn, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Revenue:
Pre-owned vehicle sales:
Powersports	$23,139,080	$26,929,159
Automotive	114,198,079	190,907,188
Transportation and vehicle logistics	7,087,591	5,341,412
Total revenue	144,424,750	223,117,759

Cost of revenue
Powersports	20,558,286	23,949,556
Automotive	108,353,505	181,495,112
Transportation	5,088,059	3,742,022
Cost of revenue before impairment loss	133,999,850	209,186,690
Impairment loss on automotive inventory	11,738,413	-
Total cost of revenue	145,738,263	209,186,690

Gross profit (loss)	(1,313,513)	13,991,069

Selling, general and administrative	18,056,426	20,440,016

Depreciation and amortization	522,995	382,225

Operating loss	(19,892,934)	(6,831,172)

Interest expense	(2,216,757)	(1,445,133)

Loss in derivative liability	(116,815)	-

Gain on early extinguishment of debt	188,164	-

Net loss before provision for income taxes	(22,038,342)	(8,276,305)

Benefit for income taxes	-	-

Net loss	$(22,038,342)	$(8,276,305)

Weighted average number of common shares outstanding - basic and fully diluted	2,046,423	1,024,221

Net loss per share - basic and fully diluted	$(10.77)	$(8.08)

RumbleOn, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(22,038,342)	$(8,276,305)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	522,995	382,225
Amortization of debt discounts	627,755	211,725
Share based compensation	846,370	689,121
Impairment loss on inventory	11,738,413	-
Impairment loss on fixed assets	177,626	-
Loss from change in value of derivatives	116,815	-
Gain on early extinguishment of debt	(188,164)	-
Changes in operating assets and liabilities:
(Increase) decrease in prepaid expenses and other current assets	(159,175)	324,689
(Increase) decrease in inventory	(9,765,663)	2,106,138
Decrease (Increase) in accounts receivable	240,682	(1,200,058)
(Increase) decrease in other assets	155,175	-
Decrease in accounts payable and accrued liabilities	(2,176,064)	(806,848)
Increase in accrued interest payable	434,318	92,573
Net cash used in operating activities	(19,467,259)	(6,476,740)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash used for acquisitions; net of cash received	-	(835,000)
Purchase of property and equipment	(132,366)	-
Proceeds from sales of property and equipment	-	40,620
Technology development	(290,376)	(879,829)
Net cash used in investing activities	(422,742)	(1,674,209)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	8,272,375	-
Net proceeds (repayments) on line of credit	2,097,755	(3,241,603)
Net Proceeds from sale of common stock	10,780,080	6,525,775
Net cash provided by financing activities	21,150,210	3,284,172

NET CHANGE IN CASH	1,260,209	(4,866,777)

CASH AND RESTRICTED CASH AT BEGINNING OF PERIOD	6,726,282	15,784,902

CASH AND RESTRICTED CASH AT END OF PERIOD	$7,986,491	$10,918,125

RumbleOn, Inc.
Reconciliation of Non-GAAP Measures

Reconciliation of Adjusted EBITDA to Net Loss
 (Unaudited)

	Three Months Ended March 31,
	2020	2019
Net loss	$(22,038,342)	$(8,276,305)
Add back:
Interest expense (including debt extinguishment)	2,028,593	1,445,133
Depreciation and amortization	522,995	382,225
Increase in derivative liability	116,815	-
EBITDA	(19,369,939)	(6,448,947)
Adjustments
Impairment loss on automotive inventory	11,738,413	-
Non-cash-stock-based compensation	846,370	689,121
Litigation expenses	277,995	24,446
Technology implementation costs and expenses	-	215,643
Adjusted EBITDA	$(6,507,161)	$(4,674,489)

Reconciliation of Adjusted Gross Profit To Gross Loss and
Adjusted Gross Margin to Gross Margin
(unaudited)

March 31,
2020
Total Revenue	$144,424,750
Cost of revenue before impairment loss	133,999,850
Gross profit before impairment loss	10,424,900
Less impairment loss	(11,738,413)
Gross loss	(1,313,513)
Add back impairment loss	11,738,413
Add back net realizable value adjustments	1,218,809
Adjusted gross profit	$11,643,709
Gross margin (1)	(0.9)%
Adjusted Gross margin (2)	8.1%

(1) Represents gross loss as a percentage of revenue.

(2) Represents adjusted gross profit as a percentage of revenue.

Investor Relations:
The Blueshirt Group
Dylan Solomon
investors@rumbleon.com

Source: RumbleOn, Inc